                                                                    Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 3, 2000 and included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 (File No. 333-66720). It should be noted that we have not audited any financial statements of INT'L.com, Inc. subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.


/s/ Arthur Andersen LLP
-----------------------
Boston, Massachusetts
March 28, 2002